UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020

ALPHA-EN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12885	95-4622429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Wells Avenue, 2nd Floor

Yonkers, New York 10701

 (Address of Principal Executive Offices)

(914) 418-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01. Changes in Registrant’s Certifying Accountant.

On May 13, 2020, EisnerAmper LLP (“EisnerAmper”) resigned as the independent registered public accounting firm of alpha-En Corporation (the “Company”).

EisnerAmper did not complete its audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2019 as of the date of resignation. From January 1, 2019 through the date of resignation, there were no disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to EisnerAmper’s satisfaction, would have caused EisnerAmper to make reference to the subject matter of the disagreement in connection with its reports.

From January 1, 2019 through the date of EisnerAmper’s resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except that EisnerAmper identified and subsequently advised the Company that the Company’s internal control over financial reporting was ineffective due to the existence of material weaknesses in the Company’s internal control over financial reporting. As disclosed in the Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2019 there was found to be: (1) insufficient written policies and procedures to ensure correct application of accounting and financial reporting; (2) insufficient segregation of duties, oversight of work performed and lack of compensating controls; (3) ineffective control environment and insufficient documentary evidence of the performance of key application control procedures; (4) inadequate controls surrounding related party transactions; (5) no proper evaluation of the disclosure controls and procedures and internal control over financial reporting; (6) inadequate controls over Company arrangements and contract management; and (7) ineffective information technology controls.

The audit reports of EisnerAmper on the consolidated financial statements of the Company for each of the fiscal years ended December 31, 2018 and December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports for the years ended December 31, 2018 and December 31, 2017 contained an explanatory paragraph disclosing the uncertainty regarding the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2018, and 2017 there were no disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to EisnerAmper’s satisfaction, would have caused EisnerAmper to make reference to the subject matter of the disagreement in connection with its reports.

During the Company’s fiscal years ended December 31, 2018 and 2017, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except that EisnerAmper identified and subsequently advised the Company that the Company’s internal control over financial reporting was ineffective due to the existence of the above mentioned material weaknesses in the Company’s internal control over financial reporting, as disclosed in the Registrant’s Annual Reports on Form 10-K for the years ended December 31, 2018 (with the 2018 Annual Report not identifying the material weakness of insufficient written policies and procedures to ensure correct application of accounting and financial reporting) and December 31, 2017 (with the 2017 Annual Report not identifying the material weaknesses of ineffective information technology controls and ineffective control environment and insufficient written policies and procedures to ensure correct application of accounting and financial reporting).

The Company has provided EisnerAmper a copy of the disclosures in this Form 8-K and has requested that EisnerAmper furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements herein. A copy of such letter, which is dated May 19, 2020, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1*	Letter from EisnerAmper dated May 19, 2020

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA-EN CORPORATION

Date: May 20, 2020	By:	/s/ Sam Pitroda
Sam Pitroda
Chief Executive Officer